Exhibit 99.1

Sino Agro Food Posts Brokerage Procedures

for Merkur Delisting

SIAF Will Trade Exclusively in U.S. OTC Market After September 10th

August 28, 2019

GUANGZHOU, China-- Sino Agro Food, Inc. (OTCQX: SIAF | OSE: SIAF-ME), a company focused on high protein food including seafood and cattle (“SIAF”), previously reported that it would delist from the Merkur market in Oslo.

Link to Procedures

SIAF contacted the main brokerage companies that its Scandinavian shareholders use, and has posted information learned regarding recommended procedures shareholders can elect before SIAF’s shares are delisted at the Merkur Market:

http://www.sinoagrofood.com/merkur-market_delisting-procedures

Investor Relations

Peter Grossman

+1 (775) 901-0344

info@sinoagrofood.com

Nordic Countries

+46 (0) 760 495 885